BLACKBOX SEMICONDUCTOR, INC.

March 17, 2011

Noctua Fund Manager, LLC
2038 Corte del Nogal, Suite 110
Carlsbad, California 92011

Re:  Amended Secured Convertible Promissory Note

To whom it may concern:

Reference is hereby made to that certain 5% Secured Convertible Promissory Note, Series 04012010-A1 (the “Original Note”) issued by BlackBox Semiconductor, Inc., f/k/a Visitrade, Inc., a Nevada corporation as Borrower (“we”, “us” or the “Company”) to Noctua Fund Manager, LLC (“you”,”your” or “NFM”) as holder, dated as of April 1, 2010 in the principal amount of $38,168.38 (the “Original Debt”).

The parties hereto acknowledge that the debt owed under Original Note is past due and in default under the terms thereof and that the Company is and continues to be in need of additional funding to sustain operations.  This letter agreement memorializes the agreement of the parties that:

(i)
The Company acknowledges the additional loan investment by NFM on or about January 11, 2011, in the amount of $7,000 (the “Additional Loan”) to assist in the sustenance and continued operations of the Company, and

(ii)
NFM has agreed to continue to forebear enforcement of collection on the Original Note through March 31, 2011, provided, that a new amended secured note, substantially identical in all respects to the Original Note, is issued to NFM in the principal amount of $45,881.00 (the “New Note”), and convertible at $.009 per share (post split) reflecting both the Original Debt, capitalized interest, and the additional loan disbursement to the Company of $7,000.

In exchange therefore, and for other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the Company has agreed to issue a New Note, reflecting the forgoing terms in the principal amount of $45,881.00, said New Note to be issued upon receipt by us of the canceled Original Note.

If the foregoing reflects your understanding, kindly counter execute below and return a copy of the same to the Company.

BLACKBOX SEMICONDUCTOR, INC.

By:_____________________________
Name:
Title:
-Accepted and Agreed-
Noctua Fund Manager, Inc.

By:____________________
Name:
Title: